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                                                                   EXHIBIT 10.17

                                     LEASE

         THIS LEASE AGREEMENT ("Lease") is made as of this 31st day of October, 2003, by and between VAN DYKE OFFICE LLC, a Michigan limited liability company (the "Landlord"), whose address is 30078 Schoenherr Road, Suite 300, Warren, Michigan 48088, and ASSET ACCEPTANCE, LLC, a Delaware limited liability company (the "Tenant"), whose address is 6985 Miller Road, Warren, Michigan, 48092.


ARTICLE I. GRANT AND TERM.

         SECTION 1.01. LEASED PREMISES. Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Landlord, those certain premises (hereinafter "Leased Premises"), commonly known as 28405 Van Dyke Avenue, Warren, Michigan, which will consist of approximately Two Hundred Thousand (200,000) square feet of space. Pursuant to this Article I, Article IV and the Exhibits, Landlord shall build out One Hundred Fifty Thousand (150,000) square feet including all Tenant improvements to be constructed by Landlord in accordance with the terms of this Lease ("Built Out Square Footage") pursuant to Plans (as defined below) and Specifications (as defined below) and, initially, shall construct only a vanilla box for the remaining Fifty Thousand (50,000) square feet ("Vanilla Box Square Footage") pursuant to the Plans and Specifications. The exact amount of square footage will be determined by Landlord and Tenant based upon acceptable BOMA standards adopted by the parties. The site plan is attached as Exhibit "B"; the floor plan is attached as Exhibit "C" (the "Plans"); and the specifications of the base building and Build Out Square Footage are attached as Exhibit "D" (the "Specifications"). The legal description of the real property on which the Leased Premises is located will be more particularly shown on the Survey, to be provided per Section 1.05 below. A Commitment for Leasehold Title Policy shall also be provided per Section 1.05 below.

         SECTION 1.02. COMPLETION OF IMPROVEMENTS; COMMENCEMENT AND ENDING DAY OF TERM. The term of this Lease shall be for a period of ten (10) years plus any Option Period as provided below (the "Term"), commencing upon the issuance of a temporary certificate of occupancy by the City of Warren and the date that the Objections (as defined below) are satisfied or waived by Tenant (the "Commencement Date"), provided, however, if the Commencement Date shall be other than on the first of the month, the term shall be adjusted to the first of the following month and the term of the Lease thereby extended for such fraction of such month. Prior to the Commencement Date, Landlord and Tenant shall establish a punch list of items to be completed by Landlord. Landlord shall complete such punch list items pursuant to a timeline to be established by Landlord and Tenant at the time the punch list is completed. Tenant shall fully cooperate with Landlord in all decision processes, and all time sensitive matters must be addressed by Tenant within a reasonable time period. The parties shall evidence the Commencement Date by a writing signed by the parties. Notwithstanding any other language in this Lease to the contrary, either party may terminate this Lease if Landlord has not obtained site plan approval by November 14, 2003.



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         SECTION 1.03. OPTION TO EXTEND. If Tenant is not in default (after the passage of any applicable notice and cure period), Tenant shall have two (2) options to extend the Term of the Lease for a period ("Option Period") of five
(5) years each from the initial Term. Tenant shall give Landlord written notice of its intent to extend at least nine (9) months prior to the expiration of the applicable Term. If Tenant gives Landlord timely written notice to extend the Lease, the fixed annual rent payable during the option years shall be ninety (90%) percent of the then prevailing fair market rental. If the parties cannot agree on the fair market rental within thirty (30) days before the expiration of the applicable Term, then each party shall appoint one (1) MAI Appraiser to determine fair market rental. If the two appraisers differ by less than ten (10%) percent as to fair market rental, then the two fair market rental determinations shall be averaged for the fair market rental rate. If the two appraisers differ by more than ten (10%) percent as to fair market rentals, then the appraisers shall mutually agree upon a third appraiser whose appraisal shall govern as to the fair market rental rate. This Section 1.03 is not personal to Tenant and is fully assignable in accordance with the terms of this Lease.

         SECTION 1.04. RIGHT OF FIRST REFUSAL. Tenant is hereby given a right of first refusal to match any bona fide third party offer ("Offer") received by Landlord to sell the Leased Premises during the Term or any Option Period. Landlord shall deliver a copy of any Offer to Tenant within three (3) days of receiving such Offer. Tenant shall have fifteen (15) days from receipt of the Offer to accept such Offer in writing. Upon such acceptance, Tenant shall close in accordance with the terms of the Offer. If Tenant does not exercise its right of first refusal as to an Offer and Landlord does not consummate any sale under such Offer, this right of first refusal shall continue as to any subsequent Offer during the Term of this Lease.

         Section 1.05. LANDLORD DOCUMENTATION AND LAND CONTROL. Within thirty
(30) days from the date the parties execute this Lease, Landlord shall provide, at its cost, to Tenant an ALTA Survey of the Leased Premises certified to Tenant, a leasehold Title Policy in an amount equal to the amount of the construction costs, with standard exceptions deleted and creditor's rights exclusion deleted for the benefit of Tenant, a current Environmental Report certified to Tenant as necessary, and a Baseline Environmental Assessment certified to Tenant (collectively "Landlord's Documentation"). The foregoing shall be reasonably acceptable to Tenant. Within thirty (30) days from the date Tenant receives Landlord's Documentation, Tenant may object to any such document in writing to Landlord ("Objections"). If Landlord cannot: 1) provide to Tenant a binding purchase agreement for Landlord's purchase of the Leased Premises, and
2) correct any title issues and/or environmental issues set forth in writing by Tenant within ten (10) days of Landlord's receipt of Tenant's written notice of Objection, then the deposit of Thirty Five Thousand ($35,000.00) Dollars given by Tenant to Landlord, and currently being held in the client trust account at Schwartz Law Firm, P.C. ("Deposit"), will be refunded in full to Tenant. In addition, if Tenant is not reasonably satisfied with the tax abatement as a result of the Leased Premises being located in a Renaissance Zone, and objects in writing to Landlord within thirty (30) days from the date Tenant executes this Lease, then the Deposit will be refunded in full to Tenant. Notwithstanding the foregoing, if the site plan is approved by the City of Warren prior to the termination of the Lease, the date to cure Objections shall be extended to a date mutually acceptable to the parties.




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Landlord agrees to close on its purchase of the Leased Premises on or before
January 1, 2004. If Landlord has not closed on such purchase on or before January 1, 2004, then it shall be given a thirty (30) day cure period in which to resolve any issues preventing it from closing and proceed to closing. If Landlord does not close on its purchase after the expiration of the thirty (30) day cure period, then Tenant may terminate this Lease and receive a refund of the Deposit, and Landlord shall pay to Tenant all costs incurred by Tenant in conjunction with this Lease, including but not limited to its reasonable attorneys fees.

ARTICLE II. RENT.

         SECTION 2.01. RENT. For the first year of the Term from and after the Commencement Date, Tenant shall only pay rent on One Hundred Fifty Thousand (150,000) square feet. From month thirteen (13) through the end of the Term, Tenant shall pay rent on the entire Two Hundred Thousand (200,000) square feet as set forth on the Rent Schedule. As a result, the total rent payable during the Term of this Lease shall be payable as indicated on the attached Rent Schedule as more particularly described on Exhibit E attached hereto ("Rent Schedule").

         Notwithstanding the Rent Schedule, if Landlord builds out the Vanilla Box Square Footage in accordance with Article IV of this Lease, then, upon Landlord completing such Vanilla Box Square Footage and obtaining a temporary certificate of occupancy for such build out, subject to completion of punch list items related thereto, for the remainder of the Term of the Lease and any Option Period exercised, Tenant shall pay the same rent for the Vanilla Box Square Footage as Tenant is required to pay for the Built Out Square Footage per the Rent Schedule.

         The monthly rent shall be payable by Tenant via electronic transfer on or before the first day of each month, at the office of Landlord, without any prior demand therefore or without any deductions or setoff whatsoever except as otherwise provided herein. Any rent for a partial month shall be prorated and paid for such partial month based on the number of days in the month.


         SECTION 2.02. CAM, TAXES AND INSURANCE. In addition to the rentals set forth in this Article II, Tenant shall pay those items set forth in Paragraph
3.01 (Taxes), Paragraph 2.05 (Operating Expenses); Paragraph 7.02 (Maintenance of the Leased Premises) and Paragraph 8.01-8.04 (Insurance). Said additional rent shall be paid quarterly unless a contrary directive is expressly provided for in the above noted paragraphs. Wherever in the Lease the Tenant is required to pay its "pro rata" share of certain costs and expenses, such prorata percentage shall be one hundred percent (100%).


         SECTION 2.03. ADMINISTRATIVE FEE. In addition to the rentals set forth in this Article II, Tenant shall pay to Landlord an administrative fee of ten (10%) percent of the total cost of work and/or repairs, which are Tenant's responsibility under this Lease, that Landlord completes to the Leased Premises pursuant to Tenant's request. The administrative fee shall


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cover Landlord's expenses for work orders processed through Landlord's property management office. There is no obligation of Tenant to use Landlord or its affiliates for such work, and this administrative fee shall not be due as to Landlord's obligations under this Lease.


         SECTION 2.04 COMMON AREAS. Landlord shall also make available common areas and facilities for the sole benefit of Tenant, including parking areas, sidewalks, service areas, hallways and landscaped areas ("common areas"). Landlord shall operate, manage, equip, light, insure, repair and maintain the common areas in good condition and in compliance with first class maintenance standards. All common areas shall be under the exclusive control and management of Landlord subject to full use by Tenant. The Leased Premises and common areas shall be leased exclusively to Tenant subject to Tenant's right to assign or sublet as provided in this Lease.

         SECTION 2.05 OPERATING EXPENSES. Tenant shall also pay to Landlord, as additional rent, an annual management fee of three percent (3%) of Tenant's base rent set forth in the Rent Schedule. At the commencement of the Lease and any anniversary date of the Commencement Date, Landlord shall provide a budget as to the items described in Section 2.02 hereof. There shall be no increase to such budgeted items greater than ten (10%) without the prior written approval of Tenant which approval shall not be unreasonably withheld. Tenant shall consent to an increase greater than ten percent (10%) in any Lease Year if Landlord provides written evidence that such increase requiring the approval of Tenant reflects increases equal to operating expenses for similar buildings in the Detroit Metropolitan area. If Landlord and Tenant cannot agree as to any such increases, Landlord and Tenant each will retain a reputable commercial building management company to indicate what is an appropriate increase. The increase selected by each such management company will be averaged to establish the appropriate increase for payment by Tenant.

         The term, "Operating Expenses" includes, without limitation, the following costs and expenses incurred by Landlord with respect to the common areas: a) all property taxes and assessments, real, personal, general and special; b) water, sewer, electricity, gas and other sources of power for heating, lighting, ventilating or air-conditioning, except when separately billed to Tenant; c) janitorial services for the common areas contracted for by Landlord, and/or wages, salaries, fringe benefits and applicable taxes on the employer for services related to the building performed by Landlord's employees;
d) supplies consumed in connection with cleaning and care and maintenance of the common areas; e) snow removal and exterior grounds care and maintenance; f) installation and maintenance of exterior and common area signs identifying the building and its tenants; g) insurance premiums; h) repairs and general maintenance of the parking lot and parking deck, including striping, but excluding structural defects; and i) repairs and general maintenance of the building and common areas, but excluding 1) any alterations to meet the needs of specific tenants, 2) the roof, 3) the outer walls and 4) the foundation of the building, which shall be the sole responsibility of Landlord without reimbursement by Tenant. Notwithstanding anything in this Lease to the contrary, the items listed on the attached Exhibit F shall be excluded from Operating Expenses, and such exclusions shall be the sole responsibility of Landlord without reimbursement by Tenant. Tenant shall be given the right to audit any operating expenses prior to Tenant's payment. However, such payments must still be timely


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made. The cost of such audit shall be paid by Tenant. If there is any error in the Operating Expenses charged, any overpayment shall be credited to amounts due under this Lease or refunded to Tenant. Any underpayment shall be paid by Tenant within sixty (60) days of being determined.

         Landlord shall furnish Tenant monthly with a written statement of the Operating Expenses incurred and of the management fees due, and Tenant shall pay to Landlord such expenses within ten (10) days of the receipt of such statement from Landlord.


ARTICLE III. TAXES.

         SECTION 3.01. TENANT'S TAX OBLIGATION. Tenant agrees to pay all taxes and assessments which have been or may be levied or assessed by any lawful authority against the Leased Premises for any calendar year during the Term hereof. Tenant shall pay such taxes directly to the local assessor's office. Any tax and/or assessment of any kind or nature presently or hereafter imposed by the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction there over, upon, against or with respect to the rentals payable by the Tenant in the Leased Premises to Landlord. To the best of its knowledge, Landlord certifies that the Leased Premises exist within a "Renaissance Zone" for tax purposes.

         Notwithstanding anything herein to the contrary, if an uncapping event ("Uncapping Event") occurs whereby a governmental assessor can increase the taxable value and/or assessed value of the Leased Premises caused by acts or omissions of Landlord, or if the acts or omissions of Landlord impair Tenant's benefits under the Renaissance Zone, Tenant shall not be responsible for any increase in the ad valorem real estate taxes or assessments caused by such Uncapping Event which shall be the responsibility of Landlord.

         In addition to the foregoing, Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied, assessed or unpaid on any leasehold interest, any right of occupancy, any investment of Tenant in the Leased Premises, or any personal property of any kind owned, installed or used by Tenant, including Tenant's leasehold improvements or on Tenant's right to occupy the Leased Premises.


ARTICLE IV. CONDITION OF PREMISES, LANDLORD'S WORK AND TENANT'S WORK.

         SECTION 4.01. LANDLORD'S WORK. Landlord shall pay for the cost and expense to construct the Built Out Square Footage according to the mutually agreed upon Plans and Specifications agreed to by Landlord and Tenant. Landlord's Work shall be as set forth on Exhibit D, the Base Building Specifications, ("Landlord's Work"). Other than Landlord's Work, Change Orders (as defined below) and the repair and maintenance obligations of Landlord under this Lease, Landlord is not obligated to make any other improvements to the Leased Premises. Landlord warrants that all Landlord's Work will be fully warranted as free from all defects in labor or material for one (1) year after the commencement of the Term or longer to the extent any contractor or supplier shall provide an extended warranty, and Landlord shall assign


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all third party warranties to Tenant. Landlord agrees to provide Tenant a build out allowance of Twenty Five ($25.00) Dollars per square foot ("Allowance") for the build out of the Built Out Square Footage to be paid by Landlord as such Tenant build out is completed by Landlord. The build out related to the Allowance must be reasonably acceptable to Tenant. Any portion of the Allowance not used by Landlord for the build out shall be refunded to Tenant by Landlord. Landlord must obtain a temporary certificate of occupancy for its build out of the Built Out Square Footage on or before September 1, 2004 ("Delivery Date"). If Landlord does not obtain such temporary certificate of occupancy on or before the Delivery Date, then Landlord will be responsible for Tenant's actual holdover costs until Landlord obtains the temporary certificate of occupancy. If Landlord does not obtain the temporary certificate of occupancy on or before October 1, 2004, then Landlord must pay Tenant's actual holdover costs, plus Tenant shall receive two (2) days of rent abatement for each day after October 1, 2004 that Landlord has not obtained the temporary certificate of occupancy. Notwithstanding the foregoing, if the reason Landlord has not timely obtained the temporary certificate of occupancy is due to a Change Order submitted by Tenant to Landlord, then the deadline by which Landlord must obtain the temporary certificate of occupancy shall be extended by the length of the Excused Delay, as defined in Section 22.04, and Landlord shall not have to pay any Tenant holdover costs or give Tenant a rent abatement during such extension. The timeline for Landlord's Work shall be attached hereto as Exhibit "J." Notwithstanding any language in this Lease to the contrary, if Landlord has not obtained the temporary certificate of occupancy on or before May 15, 2005, then either party can terminate this Lease. If Tenant terminates this Lease because Landlord has not obtained the temporary certificate of occupancy on or before May 15, 2005, then Landlord, and any Guarantor, shall be responsible for Tenant's actual holdover costs.

           If Tenant submits to Landlord a written change order ("Change Order") changing the original Plans, and Landlord responds to Tenant in writing with a request for information ("RFI"), then Tenant must respond to Landlord's RFI in writing within three (3) days of its receipt of such RFI. If Tenant's Change Order requires Landlord to incur costs in excess of the Allowance, then Tenant must pay Landlord, in cash, for any such additional cost within thirty (30) days of the completion of the additional work in the Change Order.

         If Tenant submits a written request to Landlord to build out the Vanilla Box Square Footage at any time during the first five (5) years of the Term, the Landlord will construct the build out of the Vanilla Box Square Footage according to mutually agreed upon plans and specifications or Landlord can pay to Tenant the cost to built out such Vanilla Box Square Footage, and Tenant can construct such Tenant build out. Landlord agrees to provide a build out allowance of Twenty Five ($25.00) Dollars ("Vanilla Box Allowance") per square foot for the build out of the Vanilla Box Square Footage.

         If Tenant submits a written request to Landlord to build out the Vanilla Box Square Footage at any time during years six (6) through ten (10) of the Term, the Landlord will construct the build out of the Vanilla Box Square Footage according to mutually agreed upon plans and specifications, or Tenant can construct such Tenant build out subject to reimbursement as provided herein, and Tenant shall pay rent as set forth in Section 2.01. The Vanilla Box Allowance will be paid by Landlord directly for costs incurred by Landlord or to Tenant in years six (6) through ten (10) as follows: (i) in year six (6) the Vanilla Box Allowance will be eighty


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percent (80%) of the Vanilla Box Allowance; (ii) in year seven (7), the Vanilla
Box Allowance will be sixty percent (60%) of the Vanilla Box Allowance; (iii) in year eight (8), the Vanilla Box Allowance will be forty percent (40%) of the Vanilla Box Allowance; (iv) in year nine (9) the Vanilla Box Allowance will be twenty percent (20%) of the Vanilla Box Allowance; and (v) in year ten (10), there shall be no Vanilla Box Allowance. The same formula will be applied as to the Vanilla Box Allowance during any Option Period.

         SECTION 4.02. TENANT'S WORK. Tenant, at its sole cost and expense shall
(i) furnish and install trade fixtures, (ii) furnish and install all phone and data cabling, and (iii) furnish and install its exterior sign, which shall be subject to Landlord's prior written approval. Tenant agrees to fully cooperate with Landlord relative to the design of and selections for each individual suite in the Leased Premises. Tenant covenants to indemnify Landlord and/or its agents, and hold it harmless from and against any and all claims, actions, damages, liability and expenses, including reasonable attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or any part thereof arising from or out of any work performed or undertaken by Tenant.

         All work to be done by Tenant as Tenant's Work, or any subsequent alterations, repairs and/or replacements performed by Tenant, shall be in accordance with the following:

         A. All work done by Tenant shall be pursuant to and in accordance with all necessary licenses and permits which Tenant shall obtain at its sole expense. Such work shall conform to all applicable statutes, ordinances, regulations and codes and to the requirements of all other regulatory authorities. Tenant shall protect Landlord's and/or other adjoining premises from construction damage and Tenant shall be liable therefore. All contractors or subcontractors used by Tenant shall be bondable, licensed contractors capable of performing quality workmanship. Tenant shall use first class materials in the completion of Tenant's Work. At least five (5) days prior to the commencement of Tenant's work, Tenant shall provide Landlord, by certified or registered mail, with the name and address of Tenant's general, mechanical and electrical contractors.

         B. Construction insurance. Tenant shall secure, pay for and maintain or cause its contractor(s) to secure, pay for and maintain during Tenant's work, the following insurance in the following amounts, which shall be endorsed in all policies to include Landlord and its beneficiaries and their employees and agents as insured parties, and which shall provide in all policies that Landlord shall be given ten (10) days prior written notice of any alteration or termination of coverage, in the amounts as set forth below. Certificates of such insurance shall be furnished Landlord at least five (5) days prior to commencement of Tenant's construction.

         (i) Worker's Compensation, Employer's Liability Insurance with limits of not less than $100,000.00 and as required by State law and any insurance required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned Acts.

         (ii) Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $1,000,000.00 per person and $2,000,000.00 per occurrence


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whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $1,000,000.00. Such insurance shall provide for explosion and collapse coverage and contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others and arising from his operations under the Contract and whether such operations are performed by the general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

         (iii) Tenant's Builders Risk Insurance. Tenant shall cause its contractor to provide a complete Value Form "All Physical Loss" Builder's Risk coverage on its work in the premises as it relates to the building within which the premises is located, naming the interests of the Landlord, its general contractor and all subcontractors, as their respective interest may appear, within a radius of 100 feet of the premises.

         C. Mechanics' Liens. Tenant shall promptly pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the premises, or furnished to Tenant's agents, employees, contractors or subcontractors, which may be secured by any mechanics, materialmen, suppliers or other type of lien against the premises or the Landlord's interest therein. In the event any such or similar lien shall be filed, Tenant shall within twenty-four (24) hours of receipt thereof give notice to Landlord of such lien, and Tenant shall, within thirty (30) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due the lien claimant. However, Tenant may, in good faith, contest such lien provided that within such thirty (30) day period Tenant provides Landlord with adequate security in amounts acceptable to the parties.

         Failure of Tenant to discharge the lien, or if contested to provide such bond, shall constitute a default under this Lease and in addition to any other right or remedy of Landlord, Landlord may but shall not be obligated to discharge the same of record by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses incurred by Landlord therewith, including reasonable attorneys' fees.


ARTICLE V. CONDUCT OF BUSINESS BY TENANT.

         SECTION 5.01.  USE OF PREMISES.

         A. Tenant shall use and occupy the Leased Premises during the Term of this Lease solely for the purposes of conducting any business allowed under state and federal laws. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Leased Premises or if a failure to procure such a license or permit might or would, in any way, affect the Landlord or the Leased Premises, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of each such license or permit.




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         B. Except as otherwise disclosed in the environmental report provided by Landlord to Tenant, Landlord represents and warrants to Tenant that the Leased Premises are not now and have never been used for the purpose of disposing, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting any hazardous waste or hazardous substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Recovery Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, as amended, or any other federal, state or local environmental laws, regulations, codes or ordinance, and that no pollutants, contaminants or hazardous or toxic wastes, substances or materials are present (except those which occur solely due to their natural presence in the Leased Premises or in the ordinary course of business), in, on or under the Leased Premises.

         C. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from any and all claims, causes of action, liabilities, damages, costs and expenses arising from the location of any environmental contamination to or from the Leased Premises or the violation of any environmental laws existing prior to the Commencement Date. Tenant agrees to indemnify, defend and hold Landlord harmless for any environmental contamination caused by the Tenant which violates applicable environmental laws.

         SECTION 5.02. OPERATION OF BUSINESS. Tenant shall promptly comply with all laws and ordinances and lawful orders and regulations affecting the Leased Premises and the cleanliness, safety, occupancy and use of the same. Tenant shall not use or permit the use of any portion of the Leased Premises for any unlawful purposes. Landlord, at the sole cost and expense of Tenant, may direct the use of all pest extermination at such intervals as Landlord may require. Landlord represents and warrants that the Leased Premises, as built out in accordance with the terms of this Lease, will comply with all state and federal laws and ordinances, including Americans with Disabilities Act and environmental laws.

         SECTION 5.03. CARE OF PREMISES. Tenant shall keep the Leased Premises orderly, neat, safe and clean and free from rubbish, and dirt at all times and shall store all trash and garbage within the Leased Premises and arrange for the regular pickup of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage at any time in or about the Leased Premises. In the event Tenant fails to keep the Leased Premises in the condition called for above, Landlord may enter upon the Leased Premises and have all rubbish, dirt, and garbage removed and the adjacent sidewalks cleaned, in which event Tenant agrees to pay all charges incurred by Landlord therefore. Said charges shall be paid to the Landlord by the Tenant as soon as a bill is presented to it and the Landlord shall have the same remedies as is provided in Article XV of this Lease in the event of Tenant's failure to pay said charges within ten (10) days after being billed therefore.


ARTICLE VI. ALTERATIONS AND SIGNS.

         SECTION 6.01. INSTALLATION BY TENANT. Other than Tenant's Work, Tenant shall not make or cause to be made any alterations, additions, or improvements at a cost in excess of Fifty Thousand ($50,000.00) Dollars, per alteration, addition or improvement, to the


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Leased Premises or any part thereof, or install or cause to be installed any exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the mechanical, electrical or sprinkler systems without the prior written approval of Landlord which approval will not be unreasonably withheld or delayed. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Any damage caused to the Leased Premises or the facilities serving the same, by virtue of any unauthorized alteration, addition or improvement installed by Tenant shall be the responsibility of Tenant and Tenant shall be liable for any necessary repairs. Any alterations made by Tenant shall be done in compliance with Section 4.03 hereof. Tenant covenants to indemnify Landlord and/or its agents, and hold it harmless from and against any and all claims, actions, damages, liability and expenses, including reasonable attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or any part thereof arising from or out of any alterations, additions or improvements made by Tenant.

         SECTION 6.02. REMOVAL BY TENANT. All alterations, additions and improvements made by Tenant shall be deemed to have attached to the Leasehold and to have become the property of Landlord upon such attachment, and upon expiration of this Lease or any renewal term, the Tenant shall not remove any of such alterations, decorations, additions and improvements, except trade fixtures installed by Tenant and any of Tenant's work items which are not permanently attached to the Leased Premises

         SECTION 6.03. SIGNS. Landlord agrees that Tenant shall have the exclusive right for building and/or monument signage, however, Tenant will not place or cause to be placed or maintained any sign or advertising matter of any kind anywhere in or on the Leased Premises without Landlord's prior written approval. Landlord's consent under this paragraph 6.03 shall not be unreasonably withheld so long as Tenant satisfies any and all State and Municipal codes and Landlord has approved in writing the location, size, color and character of the sign. Tenant further agrees to maintain in good condition and repair, at all times, any such sign or advertising matter of any kind which has been approved by Landlord for use by Tenant. In no event shall Tenant be permitted to erect a sign on the roof of the Leased Premises.


ARTICLE VII. MAINTENANCE OF LEASED PREMISES.

         SECTION 7.01. LANDLORD'S OBLIGATIONS FOR MAINTENANCE. Except as may be required under this Article VII, as well as, Articles I, II, XIII and XIV hereof, Landlord shall have no obligation during the Term of this Lease, or Option Period as applicable, to keep, maintain and/or repair the Leased Premises or any part thereof.

         During the entire Term, or Option Period as applicable, Landlord, at Tenant's sole cost, shall maintain with a reputable service maintenance company a contract to provide service on all HVAC systems, wherein all manufacturers' service or maintenance schedules, as well as, written service records, shall be timely and properly kept. Landlord agrees to allow Tenant the benefit of any HVAC warranties held by Landlord. If any compressors on the Leased Premises require repair or replacement of any parts, and there are no warranties to cover such expense, then Tenant shall be responsible for a portion of such cost as determined by the following formula:

# of yrs left in the Term (or Option Period) / Useful life of compressor at time of repair * Cost of repair


Landlord shall be responsible for the remaining potion of the total cost of the repair or replacement. The useful life of the compressor shall be determined in accordance with generally accepted accounting principles ("GAAP"). If the parties cannot agree on the useful life of the compressor in accordance with GAAP, then each party shall appoint one independent accountant to determine the useful life of the compressor. If the two accountants differ by less than ten (10%) percent as to the useful life, then the two determinations shall be averaged to determine the useful life. If the two accountants differ by more than ten (10%) percent as to the useful life, then the accountants shall mutually agree upon a third accountant whose useful life determination shall govern.

         SECTION 7.02.  TENANT'S OBLIGATIONS FOR MAINTENANCE.

         A. Other than the repair and replacement of the roof, four (4) outer walls, and structural components of the building, which shall be performed by Landlord without reimbursement by Tenant, Tenant shall, at its sole cost and expense, keep and maintain in good order and condition, and repair and replace (including replacement of parts and equipment if necessary) the Leased Premises. If Tenant requests that Landlord's property manager complete any such repairs, then the property manager will initiate such repairs on Tenant's behalf and bid out such work on a competitive basis. The plumbing and sewage facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be introduced therein. Tenant hereby agrees to be responsible for any expenses incurred in connection with any breakage, stoppage or damage resulting from a violation of this provision by Tenant, its agents, employees, invitees, licensees or contractors.

         B. Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting said Leased Premises in all material respects, including but not limited to all rules, regulations, laws or ordinances promulgated by any governmental agency having jurisdiction over the Leased Premises relative to the use, storage, handling, disposal or treatment of hazardous materials as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended and whether or not resulting from acts or omissions of Tenant during the Term hereof or any other person or entity. If Tenant refuses or neglects to commence or complete repairs required by subparagraphs (A) and (B) hereof promptly and adequately, Landlord may, but shall not be required to do so, make all or any part of said repairs and Tenant shall pay the cost thereof to Landlord within thirty (30) days of demand, non-payment of which shall entitle Landlord to exercise any remedy available to it in the event of the non-payment by Tenant of rental or any other charge due to Landlord under this Lease. At the time of the expiration of the tenancy created herein, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted.

         C. Tenant shall keep the Leased Premises free from any and all liens arising out of work performed, materials furnished or obligations incurred by or for Tenant, and agrees to bond against or discharge any construction lien within thirty (30) days after written request therefore by Landlord. Tenant shall reimburse Landlord for any and all costs and expenses which may be incurred by Landlord by reason of the filing of any such lien and/or the removal of same, such reimbursement to be made within thirty (30) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure of Tenant to pay any such amount to Landlord within said thirty (30) day period shall carry with it the same consequences as failure to pay any installment of rent.

         D. Landlord shall install such fire extinguishers on in the Leased Premises and such first extinguishers shall be maintained by Landlord. The cost of such maintenance shall be paid by Tenant.


ARTICLE VIII. INSURANCE AND INDEMNITY.

         SECTION 8.01. LIABILITY INSURANCE. Tenant shall, during the entire Term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, and the business operated by Tenant and any subtenants of Tenant in the Leased Premises, including steam boiler insurance if applicable, in which the limits of public liability shall be not less than Two Million Dollars ($2,000,000.00) per occurrence, and in which the limit of property damage liability shall not be less than One Million Dollars ($1,000,000.00). The policy shall name Landlord, any other parties in interest designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefore. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord prior to Tenant's receipt of a certificate of occupancy, and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

         SECTION 8.02.  PROPERTY INSURANCE.

         A. Landlord agrees, during the Term hereof, to carry (i) insurance against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement and, at Landlord's option, special extended coverage endorsements, insuring the Leased Premises and common areas and all improvements thereto in an amount determined solely by Landlord, but not less than one hundred percent (100%) of the full replacement cost, if available, and with or without deductible, at the option of Landlord; and (ii) rental interruption insurance, which insurance may be carried in amounts equal to Tenant's total rental obligation for twelve (12) full months under this Lease, plus the total of the premiums for such twelve (12) month period. Tenant agrees to pay quarterly to Landlord, as additional rent the premiums, such payment to be made within thirty (30) days after receipt of a quarterly written statement from Landlord setting forth such cost. "Lease Years" shall be fiscal years consisting of twelve (12) consecutive monthly periods, commencing on the Commencement Date of this Lease.

         B. Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the Leased Premises, in an amount equal to not less than one hundred percent (100%) of the actual replacement cost thereof and to furnish Landlord with a certificate evidencing such coverage.

         C. Tenant shall not carry any stock of goods or do anything in or about the Leased Premises which will in anyway tend to increase the insurance rates on said premises and/or the building of which they are a part. If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.


         SECTION 8.03. MUTUAL COVENANT TO HOLD HARMLESS. Tenant covenants to indemnify and defend Landlord and/or its agents, and hold it harmless (except for loss or damage resulting from the negligence of Landlord, its agents or employees) from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or arising from or out of Tenant's failure to comply with Section 7.02 hereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees.

         Landlord covenants to indemnify and defend Tenant and/or its agents, and hold it harmless (except for loss or damage resulting from the negligence of Tenant, its agents or employees) from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants, customers or licensees.

         For the purpose hereof, the Leased Premises shall include the service areas, sidewalks, the parking lot and all improvements thereon, other areas adjoining the same and the loading platform area allocated to the use of Tenant. In case any party shall, without fault on its part, be made a party to any litigation commenced by or against such party because of acts or omissions of the other party, then the other party responsible shall protect and hold the innocent party harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by such party in connection with such litigation. In the case of litigation between the parties, the non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party.

         SECTION 8.04. ADJUSTMENT. Not more frequently than annually, if, in the opinion of Landlord's mortgage lender or insurance broker, the amount of such insurance coverage at the time is not adequate, Tenant shall increase the insurance coverage as required by such lender or insurance broker.


ARTICLE IX. UTILITY CHARGES.

         SECTION 9.01. UTILITY CHARGES. Tenant shall be solely responsible for and promptly pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Leased Premises. Tenant may keep a back up generator on the Leased Premises, which shall be the sole property of Tenant and may be removed by Tenant upon termination of the Lease.

         SECTION 9.02. INTERRUPTION. Landlord shall not be liable in the event of any interruption in the supply of any utilities, including without limitation any heating and air conditioning, nor shall any such interruption constitute any ground for any abatement of any of the rents reserved hereunder, unless such interruption continues for more than forty eight (48) hours, in which case such rent will be abated until corrected. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities serving the Premises and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant's expense in accordance with the plans and specifications to be approved in writing by Landlord.


ARTICLE X. OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION.

         SECTION 10.01. OFF-SET STATEMENT. Each party agrees within ten (10) days after written request therefore by the other party to execute in recordable form and deliver a statement, in writing, certifying (a) that this Lease is in full force and effect; (b) the date of commencement of the Term of this Lease;
(c) that rent is paid currently without any off-set or defense thereto; (d) the amount of rent, if any, paid in advance; (e) that there are no uncured defaults by Landlord or stating those claims by Tenant, provided that, in fact, such facts are accurate and ascertainable and (f) such other matters as either party may require or Landlord's mortgagee may require.

         SECTION 10.02. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Leased Premises, Tenant hereby attorns to, and covenants and agrees to execute an instrument, upon ten (10) days advance written notice reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

         SECTION 10.03. SUBORDINATION. Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon said Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the Lease of Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that, upon ten (10) days advance written request of Landlord, any mortgagee or any trustee, Tenant shall execute whatever instruments may be required to carry out the intent of this Section. Notwithstanding anything herein to the contrary, Landlord shall provide from its lender a subordination, non-disturbance and attornment agreement acceptable to Tenant, ensuring Tenant's possession following a default under Landlord's mortgage so long as Tenant is not in default under this Lease.

         SECTION 10.04. REMEDIES. Failure of the Tenant to execute any statement or instruments necessary or desirable to effectuate the foregoing provisions of this Article, within thirty (30) days upon written request so to do by Landlord, shall constitute a breach of this Lease and the Landlord shall have the right by not less than thirty (30) days prior written notice to Tenant to execute such instrument on behalf of Tenant as its sole remedy.


ARTICLE XI. ASSIGNMENT AND SUBLETTING.

         SECTION 11.01 CONSENT REQUIRED. Except as otherwise provided herein, Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein without the prior written consent of Landlord and not to sublet the Leased Premises or any part or parts thereof or allow anyone to come in with, through or under it without like consent. Despite the foregoing, Landlord shall not withhold its consent to assign or sublet to assignee or subtenant that has a net worth equal to or greater than the net worth of Tenant. Consent by Landlord to one or more assignment(s) of this Lease or to one or more subletting(s) of said Leased Premises shall not operate to exhaust Landlord's rights under this Article. In the event that Tenant, with the previous consent of Landlord, does assign or in any manner transfer this Lease or any estate or interest therein, Tenant shall be released from any of its obligations under this Lease. The sale, issuance, or transfer of any voting capital stock of Tenant (if Tenant is a non-public corporation), which results in a change in the managing control of Tenant, shall be deemed to be an assignment of this Lease within the meaning of this Section. Notwithstanding the foregoing, Landlord's consent will not be required for (i) an assignee, successor or occupant who is a subsidiary, affiliate, or merger partner of Tenant as long as the financial status of such entity is equal to or stronger than Tenant's financial status or
(ii) the sale of assets to a buyer whose financial status is equal to or stronger than Tenant's financial status or (iii) the issuance of stock or ownership interests in connection with any recapitalization or public offering by Tenant or its affiliates.

ARTICLE XII. WASTE.

         SECTION 12.01. WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other adjoining property owner. Tenant shall not use or permit to be used any medium that might constitute a nuisance, such as loud speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the Leased Premises.


ARTICLE XIII. DESTRUCTION OF LEASED PREMISES.

         SECTION 13.01. RECONSTRUCTION OF DAMAGED PREMISES. In the event the Leased Premises shall be partially or totally destroyed by fire or other casualty, unless Landlord shall elect not to rebuild as hereinafter provided, a just and proportionate part of the fixed minimum rental and all other charges shall be abated until the Leased Premises are repaired. The obligation of Landlord hereunder shall be limited to reconstructing the Leased Premises in accordance with the initial Plans and Specifications for the construction of the Leased Premises and Tenant build outs under this Lease. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. Landlord may elect either to repair or rebuild the Leased Premises, or to terminate this Lease by giving written notice to Tenant of its election to so terminate, such notice to be given within sixty (60) days after the occurrence of such damage or destruction. If Landlord elects to repair or rebuild the Leased Premises as herein provided, Tenant shall repair or replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Nothing herein shall be interpreted as requiring the Landlord to rebuild and restore the premises under any circumstances. Further, the decision of the Landlord shall be subject to the decision of the holders of the mortgage or mortgages on the Leased Premises which are superior to this Lease. In any event, should Landlord elect to rebuild and restore, its obligation to do so shall be limited to the amount of insurance proceeds which it receives in connection therewith. Notwithstanding anything herein to the contrary, within the first seven (7) years of the Term, if destruction to the Leased Premises is less than seventy-five percent (75%) of the total space of the Leased Premises, Landlord shall rebuild to the extent of available insurance proceeds so long as Tenant is not in default under this Lease after the expiration of any notice and cure periods. Landlord also agrees to cause its lender to agree to these provisions in connection with Landlord's financing of the Leased Premises.

         SECTION 13.02. WAIVER OF SUBROGATION. Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance permitting waiver of liability and containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

ARTICLE XIV. EMINENT DOMAIN.

         SECTION 14.01. TOTAL CONDEMNATION OF LEASED PREMISES. If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, then the Term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking.

         SECTION 14.02. PARTIAL CONDEMNATION. If any part of the Leased Premises, but less than the whole, shall be taken under eminent domain, then Landlord shall have the right to terminate this Lease and declare the same null and void by written notice of such intention to the Tenant within ten (10) days after such taking. In the event Landlord does not exercise said right of termination the Lease Term shall cease only on the part so taken as of the day possession shall be taken by such public authority and Tenant shall pay rent up to that day, with appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter all the terms herein provided shall continue in effect, except that the fixed minimum annual rental shall be reduced in proportion to the amount of the Leased Premises taken and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the Leased Premises as originally installed by Landlord, so as to constitute the remaining Leased Premises a complete architectural unit.

         SECTION 14.03. LANDLORD'S AND TENANT'S DAMAGES. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Leased Premises; provided, however, that Landlord shall not be entitled to the award made for depreciation to, or the cost of removal of Tenant's stock and fixtures. Tenant shall be entitled to any award regarding its leasehold interest that is made in conjunction with condemnation of the Leased Premises.


ARTICLE XV. DEFAULT OF THE TENANT.

         SECTION 15.01. RIGHT TO TERMINATE. In the event of any failure of Tenant to pay any rental or other charges due hereunder within ten (10) days of when due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days (or such additional time as is necessary to effectuate a cure if Tenant has diligently prosecuted such cure) after written notice of such default shall have been received by Tenant, or if Tenant shall abandon the Leased Premises, or permit this Lease to be taken under any writ of execution which is not stayed within thirty (30) days of its issuance, then the Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and the term ended and/or shall have the immediate right of termination and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

         SECTION 15.02. RIGHT TO RELET. Should Landlord elect to terminate, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental and upon such other terms and conditions as is reasonable under the circumstances. Upon each such reletting, all rent and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rental and other sums received from such reletting during any month is less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant its actual damages it may incur by reasons of such breach after mitigating its damages, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum rent paid by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. Landlord agrees to use its best efforts to mitigate Tenant's damages under this Lease.

         SECTION 15.03. LEGAL EXPENSES. In case suit shall be brought to enforce or interpret any part of this Lease, the prevailing party shall be entitled to recover all expenses incurred thereunder, including actual attorneys' fees.

         SECTION 15.04. WAIVER OF JURY TRIAL AND COUNTERCLAIM. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

ARTICLE XVI. BANKRUPTCY OR INSOLVENCY.

         SECTION 16.01. CONDITIONS TO THE ASSUMPTION AND ASSIGNMENT OF THE LEASE UNDER CHAPTER 7 OF THE BANKRUPTCY ACT. In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions to Section 16.02 and Section 16.04 hereof are satisfied. If such Trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Leased Premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

         SECTION 16.02. CONDITIONS TO THE ASSUMPTION OF THE LEASE IN BANKRUPTCY PROCEEDINGS.

         A. In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 under the Bankruptcy Code and is transferred to Chapter 11 or 13, the Trustee or the Tenant, as Debtor-In-Possession, must elect to assume the Lease within sixty (60) days from the date of the filing of the Petition under Chapter 11 or 13 or the date of the transfer of a Chapter 7 proceeding to a Chapter 11 or 13 proceeding. Notwithstanding the foregoing, it is expressly understood and agreed that no election to assume under the foregoing provisions of this paragraph shall be effective unless each of the following conditions (which Landlord and Tenant acknowledge are commercial reasonable in the context of a bankruptcy proceeding of Tenant) have been satisfied and Landlord has acknowledged in writing:

         1. The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

         (a) Within ten (10) days from the date of such assumption, the Trustee or Debtor-In-Possession will cure all monetary defaults under this Lease; and

         (b) Within thirty (30) days from the date of such assumption, the Trustee or Debtor-In-Possession will cure all non-monetary defaults under this Lease.

         2. The Trustee or the Debtor-In-Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

         3. The Trustee or Debtor-In-Possession has compensated, or has provided to Landlord adequate assurance of the future performance of each of Tenant's, Trustee's, or Debtor-In-Possession's obligations under the Lease, provided, however, that:

         (a) The Trustee or Debtor-In-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three
(3) months rent (as adjusted pursuant to Section 16.03(c) below) and other monetary charges accruing under this Lease; and

         (b) If not otherwise required by the terms of this Lease, Trustee or Debtor-In-Possession shall also pay in advance, on the date minimum rent is payable 1/12th of Tenant's annual obligations under this Lease for maintenance, real estate taxes, insurance and similar charges.

         (c) The obligations imposed upon the Trustees or Debtor-In-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

         4. The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Leased Premises; or

         (a) For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean:

                  1. The Trustee or the Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Leased Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business on the Leased Premises; and

                  2. The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant. Trustee or Debtor-In-Possession, shall furnish property or security acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-In-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

         SECTION 16.03. LANDLORD'S OPTION TO TERMINATE UPON SUBSEQUENT BANKRUPTCY PROCEEDINGS OF TENANT. In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of Section 16.02 hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

         SECTION 16.04. CONDITIONS TO THE ASSIGNMENT OF THE LEASE IN BANKRUPTCY PROCEEDINGS. If the Trustee or Debtor-In-Possession has assumed the

Lease pursuant to the terms and provisions of Paragraph 16.01 or 16.02 herein, for the purposes of assigning (or elects to assign) the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section
16.04 of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

         A. The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

         B. The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standard of creditworthiness;

         C. The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

         SECTION 16.05. USE AND OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises or any portion thereof, such charges shall not be less than the minimum rent as defined in this Lease and other monetary obligations of Tenant for the payment of maintenance, real estate taxes, insurance and similar charges.

         SECTION 16.06. TENANT'S INTEREST NOT TRANSFERABLE BY VIRTUE OF STATE INSOLVENCY LAW WITHOUT LANDLORD'S CONSENT. Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pay to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant ("state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without consent.

         SECTION 16.07. LANDLORD'S OPTION TO TERMINATE UPON INSOLVENCY OF TENANT OR GUARANTOR UNDER STATE INSOLVENCY LAW OR UPON INSOLVENCY OF GUARANTOR UNDER FEDERAL BANKRUPTCY ACT. In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant or any guarantor of Tenant's obligations hereunder ("guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of any state having jurisdiction ("state law"), or if any proceedings are filed by or against such guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of Tenant or guarantor is unable to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or guarantor's property for the benefit of creditors under state law; then and in such event, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within ninety (90) days after the occurrence of such event.


ARTICLE XVII. ACCESS BY LANDLORD.

         SECTION 17.01. RIGHT OF ENTRY. Landlord or Landlord's agent shall have the right to enter the Leased Premises at all reasonable times upon forty eight
(48) hours prior written notice to examine the same, except emergencies, and so as to not unreasonably interfere with Tenants business operations, and to show it to prospective purchasers or mortgagees of the Leased Premises, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall not abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the ninety (90) days prior to the expiration of the Term of this Lease or any renewal term, Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises the usual notices "To Let" or "For Rent", or "For Lease" which notices Tenant shall permit to remain thereon without molestation.


ARTICLE XVIII. TENANT'S PROPERTY.

         SECTION 18.01. TAXES ON TENANT'S PROPERTY. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

         SECTION 18.02. LOSS AND DAMAGE. The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining property, or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or for any damage or loss of property within the Leased Premises, unless such damage is caused by Landlord or such stoppage or leaking continues for more than forty-eight (48) hours.

         SECTION 18.03. NOTICE BY TENANT. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment of which Tenant is aware.

ARTICLE XIX. HOLDING OVER.

         SECTION 19.01. HOLDING OVER. It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord an occupancy charge equal to one hundred twenty-five (125%) percent of the monthly base rent under Article II (plus all other charges payable by Tenant under this lease) prorated for each day from the expiration or termination of this Lease until the date the Leased Premises are delivered to Landlord in the condition required herein.

         SECTION 19.02. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 11.01 hereof.


ARTICLE XX. RULES AND REGULATIONS.

         SECTION 20.01. RULES AND REGULATIONS. Tenant agrees to comply with and observe all rules and regulations described on Exhibit L hereof. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants if such breach continues more than thirty (30) days after notice of such breach is received by Tenant or such additional time to effectuate such cure if Tenant has diligently prosecuted such cure.


ARTICLE XXI. QUIET ENJOYMENT.

         SECTION 21.01. LANDLORD'S COVENANT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.


ARTICLE XXII. MISCELLANEOUS.

         SECTION 22.01. WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

         SECTION 22.02. ENTIRE AGREEMENT. This Lease and the Exhibits, Schedules and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease, excepting only reasonable rules and regulations as determined by Landlord from time to time shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

         SECTION 22.03. INTERPRETATION AND USE OF PRONOUNS. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         SECTION 22.04. DELAYS. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of a Change Order, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then such party (the "Delayed Party") shall give written notice as soon as possible to the other party hereto of its claim of right to an extension, the time frame for such extension, and the reason(s) therefore. The party receiving such notice shall respond within five (5) days of its receipt of the notice indicating whether or not it agrees that the delay should excuse the Delayed Party from its obligation under this Lease ("Lease Obligation"), the performance of which is being hindered by the delay. If both parties agree that the delay shall excuse the Delayed Party from its Lease Obligation for the length of time set forth in the notice (an "Excused Delay"), then the deadline by which the Delayed Party must meet the Lease Obligation shall be extended for the length of the Excused Delay. If the party receiving notice does not respond within five (5) days of its receipt of notice, then the cause of delay set forth in the notice given by the Delayed Party shall be an Excused Delay, and the deadline by which the Delayed Party must perform its Lease Obligation shall be extended for the length of the Excused Delay. If the party receiving notice does not agree that the cause of delay set forth in the notice should be an Excused Delay, then each party shall appoint one (1) independent general contractor to determine whether the cause of delay indicated in the notice should constitute an Excused Delay and extend the Delayed Party's deadline for performance. If the two independent general contractors differ in their determinations, then they shall mutually agree upon a third independent general contractor whose determination shall govern as to whether the delay(s) indicated in the notice should constitute an Excused Delay and extend the Delayed Party's deadline for performance.

         SECTION 22.05. NOTICES. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be sent by United States certified mail, return receipt requested, postage prepaid, or by national overnight courier (e.g. Federal Express) and shall be addressed
(a) if to Landlord, at 30078 Schoenherr Road, Suite 300, Warren, Michigan 48088, or at such other address as Landlord may designate by written notice, and (b) if to Tenant 6985 Miller Road, Warren, Michigan 48092 until Tenant takes possession of the Leased Premises. At such time, the address of the Tenant will be the address of the Leased Premises.

         SECTION 22.06. CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

         SECTION 22.07. RECORDING. Tenant shall not record this Lease without the written consent of Landlord; provided, however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recording. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the Term of this Lease, any special provisions, and shall incorporate this Lease by reference.

         SECTION 22.08. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Leased Premises, including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or Lease shall be delivered to Tenant as required by law. Upon the termination of any such lease in a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. No holder of a mortgage to which this Lease is or maybe subordinate shall be responsible in connection with the security deposited hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the security deposited hereunder.

         SECTION 22.09.  INTEREST ON PAST DUE OBLIGATIONS AND LATE CHARGES.

         (a) Any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days of when due shall bear interest at the rate of six (6%) percent from the date due until received by Landlord, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         (b) Tenant shall pay a Late Payment Fee of five (5%) percent of any amount due on all payments required to be made under this Lease which are not paid within ten (10) days of becoming due. The parties acknowledge that the fee is intended solely to compensate Landlord for the additional costs incurred in processing the payments received late.

         SECTION 22.11.  LIABILITY OF LANDLORD.

         A. Except for any construction obligations under this Lease, if Landlord should fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Leased Premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Leased Premises. Landlord shall not be liable for any deficiency. The term "Landlord" as used in this section, shall mean only the owner or owners at the time in question of the fee title or its interest in a ground lease of the Leased Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest shall be delivered to grantee.

         B. If Landlord shall be in default under the terms of this Lease, Tenant shall provide notice of such default in writing to Landlord, and Landlord shall have thirty (30) days upon its receipt of such notice to cure such default (or such additional time as is necessary to cure such default if Landlord has diligently prosecuted such cure). If after such notice and cure, Landlord is still in default under the terms of this Lease, Tenant shall have the right to offset all damages or amounts incurred by Tenant because of such default together with interest at any interest rate provided in this Lease for the benefit of Landlord against any rents or other amounts due under this Lease until such Landlord default is cured. Tenant also has the right to pursue any other rights and remedies at law or in equity.

         SECTION 22.12. PARKING. Landlord agrees to provide to Tenant One Thousand Four Hundred (1,400) parking spaces at all times during the Term. The failure to provide such parking shall be a default by Landlord under this Lease.

         SECTION 22.13. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         SECTION 22.14. EXECUTION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

         SECTION 22.15. LAWS OF THE STATE OF MICHIGAN. This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

         SECTION 22.16. INDEPENDENT CONSULTATION. Tenant acknowledges that Landlord and/or its agent(s) has advised Tenant to consult with its attorney and accountants as to the effects of entering into this Lease, including but not limited to the tax consequences of same, the terms and conditions of the Lease and its sufficiency and effect. Neither Landlord, or any person or entity affiliated therewith have made any representations concerning this Lease or matters related thereto unless expressly stated in writing in this Lease.

         SECTION 22.17. BROKERAGE COMMISSION. It is expressly acknowledged and agreed that Signature Associates, Inc. ("Broker") is the broker in connection with this Lease. Broker is acting as the representative of Tenant. Notwithstanding the foregoing, Landlord shall pay to Broker the commission due in accordance with the Commission Agreement dated June 17, 2003 as may be amended from time to time. Each party shall indemnify, defend and hold the other party harmless from claims of brokers arising from acts or omissions of the other party. Tenant shall have the right to pay such commission to Broker if Landlord fails to pay such commission to and offset such payments from amounts due under this Lease.






                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.


IN THE PRESENCE OF:

                                  LANDLORD:

                                  VAN DYKE OFFICE LLC,
                                  a Michigan limited liability company


                                  By:  /s/ Lorenzo J. Cavaliere
                                       -----------------------------------------
                                       Lorenzo J. Cavaliere
                                  Its: Manager


                                  TENANT:

                                  ASSET ACCEPTANCE, LLC,
                                  a Delaware limited liability company


                                  By:  /s/ Nathaniel F. Bradley IV
                                       -----------------------------------------
                                       Nathaniel F. Bradley IV
                                  Its: President

ACKNOWLEDGMENT OF LANDLORD

STATE OF MICHIGAN      )
                       ) Section
COUNTY OF              )

         On this 30 day of October, 2003, before me personally appeared Lorenzo J. Cavaliere to me personally known who, being by me duly sworn, did say that he is the Manager of Van Dyke Office LLC, the limited liability company named in and which executed the within instrument and that said instrument was signed on behalf of said limited liability company by authorization of its managers; and said Lorenzo J. Cavaliere acknowledged before me said instrument to be the free act and deed of said limited liability company.


                                     /s/ Crystal Buddenburg
                                     -------------------------
                                                              , Notary Public
                                     ------------------------
                                                           County, Michigan
                                     ----------------------
                                     My Commission expires:
                                                           ----------------

ACKNOWLEDGMENT OF TENANT

STATE OF MICHIGAN      )
                       ) Section
COUNTY OF              )

         On this 31st day of October, 2003, before me personally appeared Nathaniel F. Bradley IV to me personally known who, being by me duly sworn, did say that he is the President of Asset Acceptance, LLC, a Delaware limited liability company, the limited liability company named in and which executed the within instrument and that said instrument was signed on behalf of said limited liability company by authorization of its managers; and said Nathaniel F. Bradley IV acknowledged before me said instrument to be the free act and deed of said limited liability company.


                                     /s/ Pamela R. Davis
                                     ------------------------------
                                     Pamela R. Davis, Notary Public
                                     Macomb County, Michigan
                                     My Commission expires: 3/14/07

EXHIBITS:

Exhibit A         Survey - to be provided per Section 1.05
Exhibit B         Site Plan
Exhibit C         Floor Plan
Exhibit D         Base Building Specs
Exhibit E         Rent Schedule
Exhibit F         Exclusions to Operating Expenses
Exhibit G         Leasehold Title Policy -- to be provided per Section 1.05

Exhibit J         Project Time Line for Landlord's Work

Exhibit L         Rules and Regulations

                              LEASE BY AND BETWEEN



                               VAN DYKE OFFICE LLC

                                   AS LANDLORD


                                       AND


                              ASSET ACCEPTANCE, LLC


                                    AS TENANT




                                      DATED


                                October 31, 2003